                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Avanex Corporation for the registration of $100,000,000 of its securities and to the incorporation by reference therein of our report dated July 25, 2003, with respect to the consolidated financial statements and schedule of Avanex Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
July 15, 2004